Lord Abbett Securities Trust - International Series
Post Effective Amendment No. 16 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                          PERIOD ENDING APRIL 30, 1997

P * (1 + T)N  =  ERV

LIFE OF FUND*



P  =  1,000

N =  1

ERV  =  1,005


T  =  Total return = 0.50%


1,000  (1 + T)  =   1,005

(1 + T)  =        1,005
                  1,000

T  =  (1.005  )   -1

T  =  0.50%



* The International Series commenced operations on 12/13/96.